FOR IMMEDIATE RELEASE

NACEL ENERGY AND RIDGE PARTNERS LLC TO BRING 600 MW OF NEW WIND ENERGY ONLINE IN CARIBBEAN AND LATIN AMERICA

CODY, WY & BURR RIDGE, IL - May 19, 2008 - NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a growing wind power company generating clean, renewable energy for America, has entered into a joint venture agreement with Ridge Partners, LLC, an established developer of infrastructure in the Caribbean and Latin America. NACEL Energy and Ridge Partners have teamed to develop 600 megawatts (MW) of utility class wind energy. The Caribbean and Latin American wind power generation projects will enable the companies to participate in the global carbon offset market, providing an additional revenue stream.

NACEL Energy President, Brian Lavery, stated:

“Ridge Partners has significant land holdings and a long track record developing infrastructure projects in the Caribbean and Latin America dating back to 1990. NACEL Energy is excited to lever Ridge Partners' considerable resources and experience to expand our wind energy business internationally, to gain the potential to generate revenue from the sale of carbon credits and to grow our wind power generation capacity under development by 600MW."

Tom Kluber, Managing Partner of Ridge Partners, stated:

“We chose to work with NACEL Energy to construct wind energy projects in the Caribbean and Latin America based upon the proven capabilities and past experience of their development team, notably the successful construction of 21 Greenfield utility class wind power generation facilities.”

The global carbon emissions trading market grew 80% in 2007 to reach $60 billion, according to Point Carbon, a leading provider of independent analysis and consulting services for the global power, gas and carbon markets. The total traded volume increased by 64% from 1.6 Gt (1.6 billion tons) in 2006 to 2.7 Gt in 2007, according to "Carbon 2008" published by Point Carbon March 16, 2008.

With its recently announced Blue Creek and Channing Flats projects, NACEL Energy currently has 40 MW of domestic wind power under development. The projects are located in West Texas, one of the United States’ premier wind energy corridors.

About Ridge Partners LLC

Since 1990, Ridge Partners LLC and its predecessor company Ridge Partners Financial Group Ltd. have developed a diversified portfolio of Caribbean and Latin American energy and transportation infrastructure projects.  Currently, Ridge Partners LLC is developing the first phase of a $250 million bio-fuels feedstock plantation to supply 150 million gallons of bio-diesel by 2009. The 750,000 acre project is under contract with a Caribbean government, uses only fallow land and does not displace any food crops or forested land.  Ridge Partners LLC is headquartered in Burr Ridge, Illinois.

About NACEL Energy Corporation (OTC BB: “NCEN”)

NACEL Energy Corporation is a rapidly growing wind power generation company developing clean, renewable energy for America. NACEL Energy develops sustainable utility class wind energy projects using its WindVestTM process incorporating local partners and investors. NACEL Energy was founded in 2006 and is headquartered in Cody, Wyoming.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue,” or similar terms or the negative of these terms. Matters discussed in today’s news release, including, without limitation; the belief that the business assumptions underlying the statement NACEL Energy and its joint-venture partner “have teamed to develop 600 megawatts (MW) of utility class wind energy” and these “projects will enable the companies to participate in the global carbon offset market, providing an additional revenue stream” are reasonable, and all other such similar statements of belief, are forward-looking statements that involve a number of risks and uncertainties. The actual future results of NACEL Energy could differ from these statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of NACEL Energy to acquire the capital necessary to fund its planned Caribbean and Latin American joint-venture wind energy development projects; the ability of NACEL Energy’s management and joint-venture partner to successfully execute agreements with foreign governments and utilities which would enable these projects to be built; the ability of NACEL Energy to generate its projected internal rate of return from the wind energy projects it develops; and other additional factors discussed in “Risk Factors” and other sections of NACEL Energy’s Securities and Exchange Commission filings available at www.sec.gov. Although NACEL Energy believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and NACEL Energy accepts no obligation to update these forward-looking statements.

Contact:

Nacel Energy Investor Services
1-888-242-5848